Exhibit 10.19

THIS DEED OF ASSIGNMENT (this “Deed) is made on 9 September 2024

Between:

(1)	5 LEAF CLOVER GROUP LIMITED, a limited company incorporated under the laws of the British Virgin Islands with its company registry number 2136376 and whose registered address at Unit 8, 3/F, Qwomar Trading Complex, Blackburne Road, Port Purcell, Road Town, Tortola, British Virgin Islands, VG1110 (the “Assignor”, or “5 Leaf Clover”);

(2)	SMART KREATE GROUP LIMITED, a limited company incorporated under the laws of British Virgin Islands with its BVI company number 2136895 and whose registered address is at Unit 8, 3/F., Qwomar Trading Complex, Blackburne Road, Port Purcell, Road Town, Tortola, British Virgin Islands, VG1110 (the “Assignee”, or “SKG”);

(3)	KIN SHUN INFORMATION TECHNOLOGY HOLDINGS LIMITED, an exempted company incorporated under the laws of the Cayman Islands with its company registry number 353971 and whose registered address is at c/o Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-111, Cayman Islands (“Kin Shun”); and

(4)	KIN SHUN INFORMATION TECHNOLOGY LIMITED, a limited company incorporated under the laws of Hong Kong with its company registry number 2748855 and whose registered address is at Unit 539B, 5/F, Core Building 2, Phase One, Hong Kong Science Park, Pak Shek Kok, New Territories, Hong Kong (“KS”); and

(5)	CHIU KA KI, whose Hong Kong Identity Card number is [***] (the “Individual Guarantor”, or “KK”),

(each a “Party”, collectively the “Parties”).

Recitals

(A)	Pursuant to the loan agreements and other agreements set out in Schedule 1 (collectively the “Loan Agreements”), Kin Shun and KS have due and outstanding loans from the Assignor.

(B)	The Assignor has agreed to assign, and the Assignee has agreed to acquire by way of assignment, with effect from the Assignment Completion Date (as defined below), the right, title, interest and benefit of the Assignor in and to the Loan Agreements, on and subject to the terms and conditions of this Deed.

Whereby it is agreed as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Deed (including in the above Recitals), words and expressions contained in this Deed shall bear the same meaning as in the Loan Agreements except the following expressions shall have the following meanings, in each case unless the context otherwise requires:

“Application for Shares”	means the application for Ordinary Shares of the Assignee substantially in the form set out in Schedule 2;

“Assignment”	has the meaning given to it under Clause 2.1 of this Deed

“Assignment Completion Date”	means the second Business Day after the satisfaction or waiver of the Assignment Condition in accordance with the terms of this Deed as notified in writing by the Assignee to the Assignor;

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“Assignment Released Claims”	has the meaning given to it in Clause 2.2(a) of this Deed;

“Business Day”	means any day on which banks generally are open for business in Hong Kong (excluding a Saturday, Sunday or other day on which banks in Hong Kong are required or authorised by law or executive order to be closed or on which a tropical cyclone warning no. 8 or above or a “black” rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m. Hong Kong time);

“Companies Ordinance”	means the Companies Ordinance (Chapter 622 of the laws of Hong Kong);

“Consideration Shares”	such number of the Ordinary Shares specified in Schedule 1 credited as fully paid up to be issued to the Assignor as consideration for the Assignor’s assignment of the Loan Agreements;

“Encumbrance”	means any mortgage, charge, security interest, lien, pledge, assignment by way of security, equity, claim, right of pre-emption, option, covenant, restriction, reservation, lease, trust, order, decree, judgement, title defect (including retention of title claim), conflicting claim of ownership or any other encumbrance of any nature whatsoever (whether or not perfected other than liens arising by operation of law);
“Laws”	means the laws of the Cayman Islands and Hong Kong (including delegated legislation and regulations of any competent authority) and any other applicable laws and regulations of any jurisdiction for the time being in force;

“Loan Agreements”	has the meaning given to it in paragraph (A) of the Recitals;

“Ordinary Shares”	means the ordinary shares of the Assignee;

“Related Parties”	means a Party’s successors in interest, affiliates, direct or indirect subsidiaries, direct or indirect holding companies, assigns, representatives, shareholders, creditors, liquidators, administrators, executors, former and present directors and officers, all employees, principals, agents or registered representatives;

1.2	In this Deed, unless the context otherwise requires:

(a)	any statute or statutory instrument or governmental regulation shall be deemed to include any modification, amendment, consolidation, extension or re-enactment thereof and any subordinate legislation and rules made from time to time under that statute, instrument, regulation or under that subordinate legislation;

(b)	a person includes any government, state, state agency, body corporate, unincorporated association, partnership, trust, any other type of entity and any natural person;

(c)	a person includes a reference to that person’s legal personal representatives, successor(s) or permitted transferee(s) where applicable;

(d)	the singular includes the plural and vice versa as the context shall admit or require;

(e)	a document is a reference to that document as amended and/or restated from time to time;

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(f)	“include” and “including” shall be deemed (respectively) to be a reference to “includes without limitation” and “including without limitation”;

(g)	a reference to a Recital, Clause or Schedule is a reference to a recital to, a clause of, or a schedule to, this Deed, respectively;

(h)	headings are used for reference only and shall not affect construction of this Deed; and

(i)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including by way of e-mail.

2.	ASSIGNMENT OF THE LOAN AGREEMENTS

2.1	The Assignor as the sole, absolute legal and beneficial owner of the Loan Agreements agrees to assign to the Assignee, and the Assignee agrees to accept such assignment of, all the Assignor’s right, title, interest and benefit in and to the Loan Agreements, free from all Encumbrances, together with the full benefit and advantages thereof and all rights, interests, benefits and title attached, accrued or accruing therein, subject to the Assignment Condition, with effect from the Assignment Completion Date (the “Assignment”).

2.2	In pursuance of the Assignment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and with effect from (and including) the Assignment Completion Date:

(a)	the Assignor irrevocably and forever releases, waives, discharges and acquits any and all claims it may have against Kin Shun, KS and its Related Parties from all and any manner of actions, causes of action, proceedings, arbitrations, claims, debts, sums of money, interest, expenses and costs, covenants, controversies, contracts, agreements, promises, damages, losses, and demands of any nature whatsoever, known or unknown, whether in the Cayman Islands, Hong Kong or other jurisdictions, in law or in equity, civil or criminal, actual or potential, existing or future, vested or contingent, arising prior to, through and/or after the Assignment Completion Date arising out of, in relation to and/or in connection with (i) the Loan Agreements, (ii) any other agreement or arrangement between or act (including any representation) by Kin Shun, KS and its Related Parties (on the one hand) and the Assignor and its Related Parties (on the other hand), and (iii) any other matter arising out of or connected with the relationship between Kin Shun, KS and its Related Parties (or the one hand) and the Assignor and its Related Parties (on the other hand) (collectively, the “Assignment Released Claims”); and

(b)	the Assignor agrees, on behalf of itself and on behalf of its Related Parties, not to sue, commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any other Party or the respective Related Parties any action, suit or other proceedings concerning the Assignment Released Claims, in the Cayman Islands, Hong Kong or any other jurisdiction.

2.3	With effect from the Assignment Completion Date,

(a)	each of the Assignor, the Assignee and Kin Shun, KS hereby agrees that this Deed shall constitute a novation of the right, title, interest and benefit of the Assignor under the Loan Agreements to the Assignee; and

(b)	Kin Shun and KS hereby consent and agree to observe, perform, discharge and be bound by the terms and conditions and covenants of the Loan Agreements in every way as if the Assignee were, and at all times had been, an original party to the Loan Agreements in place of the Assignor, and accepts the Assignee as the Assignor’s successor in interest in and to all of the Assignor’s right, title, interest and benefit in, to and under the Loan Agreements.

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3.	CONSIDERATION FOR THE ASSIGNMENT

3.1	In consideration of the Assignor’s assignment of the Loan Agreements as set out in Clause 2 above, subject to the Assignor delivering to the Assignee a signed Application for Shares with respect to the subscription of the Consideration Shares, the Assignee shall carry out the following on, or as soon as practicable after, the Assignment Completion Date:

(a)	pass all necessary board and shareholders’ resolutions to approve the issue of the Consideration Shares to the Assignor;

(b)	enter in its register of members the details of the Assignor as the holder of the Consideration Shares; and

(c)	deliver the original share certificate in respect of the Consideration Shares to the Assignor.

3.2	The Consideration Shares allotted and issued pursuant to Clause 3.1 shall rank pari passu in all respects with the Ordinary Shares in issue as at immediately prior to the Assignment Completion Date.

4.	ASSIGNMENT COMPLETION DATE

4.1	The Assignment shall automatically and without further documentation of the Parties hereto be effected on the Assignment Completion Date.

5.	CONSENT FOR TRANSACTIONS

5.1	The Assignor hereby consents and agrees that it approves and shall grant all necessary approvals and sign all documents necessary under this Deed and the Companies Ordinance in connection with the Assignment and all transactions contemplated thereunder and/or to give effect to this Deed, including any approval by the shareholders of the Assignee and in accordance with the requirements under the Companies Ordinance (as the case may be), in a form and substance as prepared and required by the Assignee acting in good faith.

6.	COSTS

6.1	The Parties shall each bear their own legal costs in relation to the negotiations leading up to the transactions contemplated under this Deed, and the preparation, execution and carrying into effect of this Deed.

6.2	Each Party shall be responsible for its own tax filing obligations and tax liabilities (including but not limited to withholding tax, profit tax and/or capital gain tax) arising out of or in connection with the transactions contemplated under this Deed.

7.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

7.1	On the date of this Deed and immediately prior to the completion of the Assignment:

(a)	the Assignor warrants and represents that: (i) it has the full legal and beneficial interest in the Loan Agreements free of all Encumbrances, (ii) it has not sold, transferred, assigned or otherwise disposed of its interest in the Loan Agreements, (iii) it has the full right to carry out the Assignment, and (iv) it has obtained all necessary consents and authorities to effect the Assignment; and

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(b)	each Party represents, warrants and undertakes in favour of the other that (i) if it is an entity, it is duly organised and validly existing in its jurisdiction of incorporation or establishment (as the case may be), and has full power and authority to execute, deliver and perform this Deed, (ii) if it is an entity, it is duly authorised and has taken all necessary action to be so authorised, to execute, deliver and perform this Deed and the terms set out herein, (iii) this Deed constitutes (or shall, when executed, constitute) its legal, valid and binding obligation, enforceable against it in accordance with its terms, and (iv) the terms or provisions of this Deed do not violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise.

7.2	Each Party shall promptly notify the other if any representation, warranty and undertaking set out in Clause 7.1 ceases to be true and accurate, or if any of them become misleading.

8.	NOTICES

8.1	Any notice given or made pursuant to this Deed shall be in writing and shall be served by hand at or by being sent by courier or other delivery by hand, email or prepaid post to the relevant address of the relevant Party as set forth in Schedule 1 hereof. Any such notice shall be deemed duly served (a) at the time of delivery (if delivered by hand), (b) at the time of transmission of the email provided that the sender shall not have received an undeliverable, delay or similar message (if served by email), (c) three days after the date of posting (if sent by prepaid post from the country in which the notice is to be received), or (d) ten days after the date of posting (if sent by prepaid post from outside the country in which the notice is to be received), in each case excluding Saturdays, Sundays and public holidays in the recipient jurisdiction where the notice is being received in which case it shall be deemed to have been served at 10:00 a.m. on the next business day in that relevant jurisdiction.

9.	CONFIDENTIALITY

9.1	The terms of this Deed, and the substance of all negotiations in connection with it, are confidential to the Parties and their advisers, who shall not disclose them to, or otherwise communicate them to, any third party without the written consent of the other Parties other than:

(a)	to the Parties’ respective auditors, insurers and lawyers on terms which preserve confidentiality;

(b)	pursuant to an order of a court of competent jurisdiction or pursuant to any proper order or demand made by any competent authority or body where they are under a legal or regulatory obligation to make such a disclosure;

(c)	pursuant to any express requirement under the rules of any listing authority or stock exchange on which a Party’s shares are subject; and

(d)	as far as necessary to implement and enforce any of the terms of this Deed.

10.	ENTIRE AGREEMENT

10.1	This Deed (and any other document required to be signed under it) constitute the entire agreement between the Parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to the subject matter hereof.

10.2	Each Party agrees that it shall have no remedies in respect of any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this Deed. Each Party agrees that it shall have no claim for innocent, negligent misrepresentation or negligent misstatement based on any statement in this Deed.

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11.	EXCLUDING THIRD PARTY RIGHTS

11.1	A person who is not a party to this Deed shall not have any rights under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) to enforce any term of this Deed.

11.2	Notwithstanding any term of this Deed, the consent of or notice to any person who is not a party to this Deed shall not be required for any termination, rescission or agreement to any variation, waiver, assignment, novation, release or settlement under this Deed at any time.

12.	COUNTERPARTS

12.1	This Deed may be executed in any number of counterparts, and by each Party on separate counterparts. Each counterpart shall, when executed and delivered, constitute a duplicate original, but all the counterparts shall together constitute one and the same instrument.

12.2	Transmission of an executed counterpart of this Deed (but for the avoidance of doubt not just a signature page) by facsimile transmission or sent by electronic format by email (in PDF or other agreed format) shall take effect as delivery of an executed counterpart of this Deed, and shall be as valid and effectual as if executed as an original, and a copy of this Deed sent by facsimile or by email as contemplated above shall be deemed to be an original for all purposes. If this Deed is exchanged by facsimile transmission or sent by electronic format, each Party undertakes to send their counterpart of the original signed deed to the Assignee within 7 days of the date of signing for the purpose of it collating fully signed and dated originals.

13.	GENERAL

13.1	The Parties shall deliver or cause to be delivered such instruments and other documents at such times and places as are reasonably necessary or desirable, and shall take any other action reasonably requested by the other Party for the purpose of putting this Deed into effect.

13.2	Each and every obligation in this Deed shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligations being or becoming unenforceable in whole or in part, such part or parts as are unenforceable shall be deleted from this Deed and any such deletion shall not affect the enforceability of all such parts of this Deed as remain not so deleted.

13.3	Any provision of this Deed may be amended only if the Assignee and the Assignor agree in writing provided that if any rights or obligations of Kin Shun and KS are affected thereby it will also need to sign any such instrument to amend it.

13.4	No Party is permitted to assign, novate or otherwise transfer any of its rights and obligations under this Deed to any other person without the prior written consent of the other Parties.

13.5	No failure on the part of any party to exercise, and no delay on its part in exercising any right or remedy under this Deed will operate as a waiver thereof. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by the Laws.

13.6	The Assignor hereby irrevocably and severally appoints each of the Assignee, each Assignee director and each of their respective designees to be its attorney-in-fact as a limited power of attorney to sign and deliver all consents, agreements and other documents that such attorney determines to be necessary relating to the transactions contemplated in connection with each of the Assignment, including to grant all necessary approval and sign all documents necessary under this Deed and the Companies Ordinance provided that all such consents, agreements and other documents comply with applicable Law. The foregoing power of attorney (a) is irrevocable, (b) shall survive the Assignment Completion and any termination of this Deed, (c) is given to protect a proprietary interest of the Assignee and its directors, and (d) is not a general grant of power.

14.	GOVERNING LAW AND DISPUTE RESOLUTIONS

14.1	This Deed shall be governed by and construed in accordance with the laws of Hong Kong.

14.2	The Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Hong Kong for the settlement of any dispute or difference arising between the Parties hereto.

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Schedule 1
Details

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Schedule 2
Form of Application for Shares

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IN WITNESS WHEREOF this Deed has been executed and delivered as a deed by or on behalf of the Parties on the day and year first above written.

The Assignor

EXECUTED AND DELIVERED AS A DEED	)
by 5 LEAF CLOVER GROUP LIMITED	)
and signed and acting by sole director	)
	)	/s/ Chiu Ka Ki
	)	Director
	)	Name: Chiu Ka Ki
in the presence of:

Signature of witness Name:

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The Assignee

EXECUTED AND DELIVERED AS A DEED	)
by SMART KREATE GROUP LIMITED	)
and signed and acting by sole director	)
	)	/s/ Chiu Ka Ki
	)	Director
	)	Name: Chiu Ka Ki
in the presence of:

Signature of witness Name:

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Kin Shun

EXECUTED AND DELIVERED AS A DEED	)
by KIN SHUN INFORMATION	)
TECHNOLOGY HOLDINGS LIMITED	)
and signed and acting by sole director	)	/s/ Chiu Ka Ki
	)	Director
	)	Name: Chiu Ka Ki
in the presence of:

Signature of witness Name:

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KS

EXECUTED AND DELIVERED AS A DEED	)
by KIN SHUN INFORMATION	)
TECHNOLOGY LIMITED	)
and signed and acting by sole director	)	/s/ Chiu Ka Ki
	)	Director
	)	Name: Chiu Ka Ki
in the presence of:

Signature of witness Name:

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Chiu Ka Ki

SIGNED SEALED AND DELIVERED	)
by CHIU KA KI	)	L.S
)
	)	/s/ Chiu Ka Ki
	)	Signature
)
in the presence of:

Signature of witness Name:

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